UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2009

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands

(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission	(IRS Employer
File Number)	Identification No.)

500 George Washington Highway

Smithfield, Rhode Island 02917

(Address of principal executive offices, including zip code)

(401) 231-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On May 11, 2009, Berggruen Holdings North America Ltd. (“BHNA”), the largest shareholder of FGX International Holdings Limited (the “Company”), entered into a selling plan under SEC Rule 10b5-1 covering up to 1,000,000 of the 7,287,287 ordinary shares of the Company that it currently holds.  The plan provides for sales on a regular basis, subject to price restrictions and to the broker’s using commercially reasonable good faith efforts not to exceed 10% of the reported trading volume on any given day and in any event not to sell more than 20,000 shares per day.  Sales under the plan will be made pursuant to SEC Rule 144, which imposes a limitation on sales in any three-month period of the greater of 1% of the Company’s outstanding shares (currently, approximately 221,230) and the average weekly trading volume over the four weeks preceding such three-month period.  Entering into the plan does not limit the number of shares that BHNA may sell outside the plan.  The plan expires upon the earlier of the sale of all the shares and May 25, 2010, and may be terminated upon certain events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

May 11, 2009	By:	/s/ Anthony Di Paola

Anthony Di Paola
Executive Vice President &
Chief Financial Officer